Exhibit 10.15

THE PRINCIPAL FINANCIAL GROUP

NONQUALIFIED DEFINED BENEFIT PLAN

FOR EMPLOYEES

(Amended and Restated Effective January 1, 2019)

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INTRODUCTION

Principal Life Insurance Company (“Principal Life”) previously established and maintained THE PRINCIPAL FINANCIAL GROUP NONQUALIFIED DEFINED BENEFIT PLAN FOR EMPLOYEES to provide select eligible employees with additional benefits, including what they would have received under the Associated Plan but for the limits imposed on the compensation that can be taken into account under such plan (Code § 401(a)(17)) and the limit imposed on the benefits accrued and payable under such plan (Code § 415(b)).

Principal Life established this Plan on January 1, 1982.  The Plan was amended from time to time and was last restated on June 1, 2014.  Effective January 1, 2011, the Field Managers were moved to this Plan from The Principal Supplemental Executive Retirement Plan for Individual Field.  This Plan covers Employees, including Field Managers. Benefits and liabilities accrued under The Principal Supplemental Executive Retirement Plan for Individual Field before January 1, 2011, in regard to the Field Managers, were transferred into this Plan as of January 1, 2011.

Effective November 24, 2014 Principal Life transferred sponsorship of the Plan to Principal Financial Group, Inc. (“Company”), and with the restated Plan, the Company assumed sponsorship and adopted the Plan as of November 24, 2014.

The Plan covers common-law employees and is designed and intended to be a “top-hat” plan – that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and therefore is exempt from Parts 2, 3 and 4 of Title I of ERISA.  The Plan is intended to be a nonqualified plan for purposes of Code § 401.  The Plan also is intended to be a nonqualified deferred compensation plan that meets the requirements of paragraphs (2), (3) and (4) of Code § 409A(a), and the terms and provisions of the Plan should be interpreted and applied in a manner consistent with such requirements, including final Treasury Regulations and other guidance issued under Code § 409A.

This amendment and restatement is effective January 1, 2019 and replaces the prior Plan document.

ARTICLE I

DEFINITIONS

SECTION 1.01 — FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of this Article will have the defined meaning when used in this Plan, unless the context clearly indicates otherwise.  These words and phrases will have an initial capital letter to aid in identifying them as defined terms.

Words and phrases with an initial capital letter that are not defined in the DEFINITIONS SECTION of this Article will have the meaning assigned to such word or phrase under the Associated Plan, unless the context clearly indicates otherwise.

SECTION 1.02 — DEFINITIONS.

Accrued Traditional Benefit means the single life annuity that would be payable under the Associated Plan to the Participant using the formula described in the TRADITIONAL BENEFIT SECTION of Article IV of the Associated Plan starting as of his Normal Retirement Date (or as of the last day of the month following his Separation from Service if that occurs after his Normal Retirement Date).

Active Participant means an Employee in the Eligible Group who has enrolled in the Plan.

Actuarial Equivalent will have the meaning assigned under the Associated Plan with the following modification:

Cash Balance Account.  In determining a lump-sum payment, such payment will be in the amount equal to the greater of:

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(A)  The balance of the Cash Balance Account as of the Benefit Commencement Date; or

(B)  The Actuarial Equivalent present value as of the Benefit Commencement Date of the Participant’s Cash Balance Accrued Benefit based on the Applicable Interest Rate, the Applicable Mortality Table, and the Cost of Living Adjustment Assumption, if applicable.

Administrator means Principal Life Insurance Company.  The Administrator has authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.

Aggregated Plan means any other deferred compensation plan maintained by the Company or a Controlled Group Member that is subject to Code § 409A and that is aggregated with this Plan under Treasury Regulation § 1.409A-1(c)(2).

Associated Plan means The Principal Pension Plan.

Beneficiary means the person or persons designated as such pursuant to the BENEFICIARIES SECTION of Article X.

Benefit Commencement Date means the first day of the period for which an amount is payable as an annuity to the Participant or, if the Participant has elected to have his Supplemental Benefit paid in the form of a lump-sum payment (or if the Supplemental Benefit is automatically paid in the form of a lump-sum payment under the terms of the Plan), the date on which the lump-sum payment is paid to the Participant.

Board means the Board of Directors of Principal Financial Group, Inc.

Cash Balance Account means the Participant’s Cash Balance Account under the Associated Plan.

Cash Balance Benefit Supplement means the Supplemental Benefit payable to the Participant under the conditions specified in the CASH BALANCE BENEFIT ENTITLEMENT SECTION of Article III when expressed as a single lump-sum payable as of the date of determination.

Change of Control means the date of occurrence of any of the following, to the extent such occurrence constitutes a change of control event (as defined in Treasury Regulation § 1.409A-3(i)(5)(i)) with respect to Principal Financial Group:

(a)         a change in the ownership of Principal Financial Group occurs when any one person or a group of persons acquires stock in Principal Financial Group that is more than fifty percent (50%) of the total fair market value or total voting power of the stock of Principal Financial Group;

(b)         a change in the effective control of Principal Financial Group occurs when any one person or a group of persons acquires within a twelve (12)-month period, stock in Principal Financial Group possessing thirty percent (30%) or more of the total voting power of the stock of Principal Financial Group; or when a majority of the board of directors of Principal Financial Group is replaced during a twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the board of directors of Principal Financial Group; or

(c)         a change in the ownership of a substantial portion of the assets of Principal Financial Group occurs when any one person or group of persons acquires or has acquired during a twelve (12)-month period, assets from Principal Financial Group that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Principal Financial Group immediately prior to such acquisition.

Code means the Internal Revenue Code of 1986, as amended.

Company means Principal Financial Group, Inc. and any successors thereto.

Compensation means income as reported in the “Wages, Tips, and Other Compensation” box on Form W-2 attributable to services performed for the Company or a Participating Controlled Group Member.  Compensation also includes any elective deferral (as defined in Code § 402(g)(3)) to the Principal Select Savings Plan

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for Employees, and any amount which is deferred at the election of the Employee under the Principal Select Savings Excess Plan for Employees or any other nonqualified plan maintained by the Company or Participating Controlled Group Member, and any amount which is contributed or deferred at the election of the Employee which is not includible in the gross income of the Employee by reason of Code §§ 125, 132(f)(4) or 457.

Compensation will exclude the following:

(a)          expense reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (other than elective contributions as stated above), and welfare benefits (except short-term disability);

(b)          Annual Incentive Pay earned with respect to service while classified by the Company’s or Participating Controlled Group Member’s payroll system as “investment” or “industry variant”;

(c)          any bonus or incentive pay paid by the Company or a Controlled Group Member, other than Annual Incentive Pay not otherwise excluded by (b) above or unless otherwise designated by the Administrator,  including but not limited to:

(i)           any amount paid under The Principal Long-Term Incentive Compensation Plan or other long-term incentive compensation plan or any stock incentive plan;

(ii)          any sign-on bonus or stay bonus;

(iii)         any bonus to share in the proceeds or any stay bonus paid to an Employee as a result of the acquisition of Old Northwest Agents Limited Partnership;

(d)          amounts earned as a result of an Employee’s Separation from Service;

(d)          any lump-sum payout under the Principal Personal Time Off Policy;

(f)           any income from restricted stock or stock units or the exercise of statutory or non-statutory stock options under any plan maintained by the Company or Participating Controlled Group Member, except as specifically provided in a written agreement or other writing of the Company or Participating Controlled Group Member in effect prior to the start of the applicable Plan Year: and

(g)          any amounts paid after an Employee’s Separation from Service, except for amounts   earned for service attributable to the final payroll period that includes the date of the Employee’s Separation from Service.

Controlled Group Member means any corporation or other business entity that is a member of the same controlled group as, or is under common control with, the Company as determined under Code § 414(b) or (c) (and for purposes of determining whether a Separation from Service has occurred, a standard of “at least 80 percent” will be used to identify a controlled group member under Code § 414(b) and (c) notwithstanding the default standard of “at least 50 percent” found in Treasury Regulation § 1.409A-1(h)(3)).

Disability or Disabled means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Eligible Group means the group of Employees who are eligible to participate in the Plan, as determined under the ELIGIBLE GROUP SECTION of Article II.

Employee means any common-law employee of the Company or a Controlled Group Member (while it is a Controlled Group Member).  For purposes of this Plan, the term Employee also includes Field Managers.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

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Field Manager means a person who holds a current manager base contract with a DD 713 addendum, or any successor full-time contract, with the Company or a Participating Controlled Group Member or is designated as such by the Company or a Participating Controlled Group Member.

Grandfathered Choice Participant means a Participant who was offered a benefit formula election under the terms of the Associated Plan and who elected to continue to have his benefit under the Associated Plan calculated under the benefit formula in effect as of December 31, 2005 rather than under the new benefit formula that first became effective January 1, 2006.  A Participant who would have been eligible for such election during 2005 but for the fact that he was on disability leave also will be considered a Grandfathered Choice Participant unless and until such time as he returns to active employment with the Company or Participating Controlled Group Member and files an election to participate in the new benefit formula under the Plan.

Normal Retirement Date means the last day of the month on or after the date the Participant reaches age sixty-five (65).

Participant means any Active Participant, or any current or former Employee who is not an Active Participant but who has benefits due him under the Plan.

Participating Controlled Group Member means any Controlled Group Member that has adopted the Plan and that employs one or more Participants, as listed in Attachment A (a Participating Controlled Group Member will automatically cease to participate if it ceases to be a Controlled Group Member).

Plan means The Principal Financial Group Nonqualified Defined Benefit Plan for Employees.

Plan Year means the calendar year.

Present Value for the pre-retirement period means the Cash Balance Interest Rate with no mortality as determined by the Associated Plan.  Present Value for the post-retirement period means the Applicable Interest Rate and Applicable Mortality Table based on 417(e),  as determined under the Associated Plan (COLA applied where applicable).

Principal Financial Group means Principal Financial Group, Inc., a Delaware corporation, together with all successors thereto.

Principal Life means Principal Life Insurance Company, the Administrator of the Plan.

Separation from Service means a “separation from service” within the meaning of Code § 409A.  Generally, this means that the Participant’s employer and the Participant reasonably anticipate that no further services will be performed for the Company or any Controlled Group Member after a certain date or that the level of services the Participant will perform after such date (whether as an Employee or independent contractor) will permanently decrease to twenty percent (20%) or less of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of services if the Participant has been providing services for less than thirty-six (36) months).

In the case of a leave of absence by a Participant where there is a reasonable expectation that the Participant will return to service with the employer after such leave of absence, a Separation from Service will be deemed to have occurred on the date that is six (6) months (or in the case of a disability leave, twenty-nine (29) months if the Participant was Disabled prior to January 1, 2010) following the start of such leave; provided that, if the Participant has a statutory or contractual right to return to active employment that extends beyond the end of such leave period, the Separation from Service will be deemed to have occurred upon the expiration of such statutory or contractual right; and if such Employee has a Termination of Employment during such leave period, the Separation from Service will be deemed to have occurred on such Termination of Employment.  A “disability” leave for this purpose means an absence during which the individual is unable to perform the duties of his position of employment or any substantially similar position of employment due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

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In the case of a sale or other disposition of stock or substantial assets, whether a Separation from Service has occurred may be affected by the provisions of the CONTRACTUAL OBLIGATIONS SECTION of Article IX.

Specified Employee means an Employee who at any time during the twelve (12) month period ending on the identification date (defined below) was a “key employee” as defined under Code § 416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof).  The Administrator or the Company may adopt a Specified Employee Identification Policy that specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying Specified Employees, and which may include an alternative method of identifying Specified Employees consistent with the regulations under Code § 409A.  In the absence of any such policy or policy provision, for purposes of the above, the “identification date” is each December 31st, and an Employee who satisfies the above conditions will be considered to be a “Specified Employee” from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that are necessary in identifying Specified Employees will be determined and applied in accordance with the defaults specified in the regulations under Code § 409A.  Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code § 409A that are maintained by the Company or a Controlled Group Member.

Supplemental Benefit means the benefit payable to a Participant in the form of a lump-sum payment or an annuity under the provisions of the Plan, as determined in Article III.

Termination of Employment means that the common-law employer-employee relationship has ended between the Employee and the Company and Controlled Group Members, as determined under the employment policies and practices of Principal Life (including by reason of voluntary or involuntary termination, retirement, death, expiration of and failure to return from a recognized leave of absence, or otherwise).  A Termination of Employment does not occur merely as a result of transfer of employment from one Controlled Group Member to another Controlled Group Member or from the Company to a Controlled Group Member or from a Controlled Group Member to the Company.  In the case of an Employee working for a Controlled Group Member, a Termination of Employment will not occur merely because his employer no longer satisfies the definition of a Controlled Group Member by reason of a stock sale or similar corporate transaction (assuming the individual continues in the employ of that employer or a new affiliate of that employer after the sale).

Traditional Benefit Supplement means the Supplemental Benefit payable to the Participant under the conditions specified in the TRADITIONAL BENEFIT ENTITLEMENT SECTION of Article III when expressed as a single life annuity starting as of the Participant’s Normal Retirement Date (or as of the last day of the month following his Separation from Service if that occurs after his Normal Retirement Date).

Vested means that a Participant is entitled to a Supplemental Benefit under the Plan as determined under Article IV.

Vesting Service means Vesting Service as determined under the Associated Plan.

ARTICLE II

PARTICIPATION

SECTION 2.01 — ELIGIBLE GROUP.

All Employees who are in the Eligible Group will be eligible to participate in the Plan.   An Employee is in the Eligible Group if:

(a)          He is employed with the Company or a Participating Controlled Group Member (while it is a Participating Controlled Group Member);

(b)          He is participating in the Associated Plan;

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(c)          His Compensation for the Plan Year is in excess of the dollar limit in effect for the Plan Year under Code § 401(a)(17); and

(d)         The Corporate Management Committee, which is described in the ADMINISTRATION SECTION of Article VIII, has selected the individual for participation and has directed the Administrator to notify the individual in writing that he is eligible to participate in the Plan.

The Corporate Management Committee (or, in the case of a Senior Vice President or above, the Human Resources Committee of the Board) in its sole and absolute discretion may determine that an Employee who satisfies the conditions of paragraph (c) above will not be eligible to participate in the Plan.  The Plan is intended to cover only those Employees who are in a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1); and, accordingly, if any interpretation is issued by the Department of Labor that would exclude any Employee from satisfying that requirement, such Employee immediately will cease to be in the Eligible Group.

An Employee will cease to be in the Eligible Group upon his Separation from Service or as of such earlier date on which he ceases to satisfy the eligibility requirements specified above.

An Employee who ceases to be in the Eligible Group will cease to be an Active Participant as of the date provided in the END OF ELIGIBILITY AND PARTICIPATION SECTION of this Article.

SECTION 2.02 — NOTICE OF ELIGIBILITY.

The Administrator will notify an Employee in writing of his eligibility to participate in the Plan and an individual will not be eligible until he receives such notice.

SECTION 2.03 — INITIAL ENROLLMENT.

An Employee in the Eligible Group will be automatically enrolled.  If he has not already been a participant in any Aggregated Plan he will be allowed to make a distribution election under the Plan during the thirty (30) day period following the date he is notified of his eligibility to participate in the Plan.  A distribution election will be irrevocable at the end of the thirty (30) day period.

Distribution elections must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator.

SECTION 2.04 — END OF ELIGIBILITY AND PARTICIPATION.

An Active Participant will continue as an Active Participant until the earliest of

(a)         The date of his Separation from Service;

(b)         The date on which the Plan is terminated in a liquidation termination described in the AMENDMENT AND TERMINATION SECTION of Article X; or

(c)         The last day of the Plan Year in which he ceases to be in the Eligible Group (other than as a result of a Separation from Service) or in which the Plan is terminated other than in a liquidation termination described in the AMENDMENT AND TERMINATION SECTION of Article X.

A Participant will continue as a Participant until he has received a full distribution of the benefit due under the Plan.

In the event a Participant’s eligibility under this Plan ceases as the result of a change in workforce classification and as a result the Participant becomes eligible and enrolls in The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field, his benefits and liabilities will transfer to The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field.

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SECTION 2.05 — REENROLLMENT FOLLOWING A SEPARATION FROM SERVICE.

In the case of an individual who ceases to be in the Eligible Group and who later reenters the Eligible Group:

(a)         If he reenters the Eligible Group twenty-four (24) months or more after he both ceases to be an Active Participant and ceases to be eligible under all Aggregated Plans, he will be enrolled in accordance with the INITIAL ENROLLMENT SECTION of this Article.  The distribution elections made upon reenrollment or subsequent changes to such elections will not affect the form of benefit payment or timing of a  benefit payment the individual will receive or is receiving as a result of a previous distribution event.

(b)         If he reenters the Eligible Group within twenty-four (24) months after he both ceases to be an Active Participant and ceases to be eligible under all Aggregated Plans, he will remain enrolled and the distribution elections that were in effect when he ceased to be in the Eligible Group will be reinstated when he reenters the Eligible Group.  However, the timing of a  benefit payment the individual will receive or is receiving as a result of a previous distribution event will not be affected.

SECTION 2.06 – TRANSFER FROM THE PRINCIPAL FINANCIAL GROUP NONQUALIFIED DEFINED BENEFIT PLAN FOR INDIVIDUAL FIELD.

In the case of an individual who transfers from The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field to the Plan:

(a)         Such individual’s benefit and liability from The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field will transfer to the Plan.

(b)         Any distribution election made by the individual under The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field, or if no election was made, such default distribution form and time, shall continue to apply to his benefit under the Plan, subject to additional distribution elections allowed under Section 6.05, and the other terms of the Plan.

(c)         The beneficiary designated under The Principal Financial Group Nonqualified Defined Benefit Plan for Individual Field shall be the Beneficiary designated for purposes of the Plan, until otherwise revised consistent with Section 10.05 and the terms of the Plan.

ARTICLE IIl

DETERMINATION OF BENEFITS

SECTION 3.01 — SUPPLEMENTAL BENEFIT.

To determine a Participant’s Supplemental Benefit, a comparison first will be made of the single lump-sum amounts derived under A and under B, where:

“A” =      A1 minus A2, where:

“A1” =    The balance that would have been credited to the Participant’s Cash Balance Account if credits and benefits were determined without regard to:

(i)            The limit on compensation taken into account under the Associated Plan under Code § 401(a)(17); and

(ii)           The limit on the benefit accrued and payable under the Associate Plan under Code § 415(b).

“A2” =    The actual balance of the Participant’s Cash Balance Account; provided that, if the Participant receives a distribution under the Associated Plan prior to distribution of the

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Supplemental Benefit, the balance determined hereunder will equal the balance that would have been in the Participant’s Cash Balance Account as if no distribution from the Associated Plan had taken place, or

“B”  =     With respect to a Participant who has an Accrued Traditional Benefit attributable to the period on or after January 1, 2002, equals B1 minus B2, where:

“B1” =    The following amount, as applicable:

For Grandfathered Choice Participants:  In the case of a Grandfathered Choice Participant, “B1” equals the Present Value of the greater of B1a or B1b (subject to the adjustment described below if the date of determination is prior to the Participant’s Normal Retirement Date), where:

“B1a” =  The Participant’s Accrued Traditional Benefit; or

“B1b” =  The Participant’s top-hat formula benefit.

A Participant’s “top-hat formula benefit” for this purpose is the single life annuity payable starting as of the Participant’s Normal Retirement Date (or as of the last day of the month following his Separation from Service if that occurs after his Normal Retirement Date) in an amount equal to 1 + 2 - 3, where:

“1” =       70.5% of the Participant’s Average Compensation multiplied by his Accrued Benefit Adjustment (Pre-89) (Traditional Benefit).

“2” =      65% of the Participant’s Average Compensation multiplied by his Accrued Benefit Adjustment (Traditional Benefit).

“3” =      The Participant’s Social Security Benefit multiplied by the sum of his Accrued Benefit Adjustment (Pre-89) (Traditional Benefit) and his Accrued Benefit Adjustment (Traditional Benefit).

For purposes of determining a top-hat formula benefit, a Participant’s “Average Compensation”, “Accrued Benefit Adjustment (Pre-89) (Traditional Benefit)”, “Accrued Benefit Adjustment (Traditional Benefit)” and related definitions and variables will be determined in accordance with the Associated Plan.  A Participant’s “Social Security Benefit” means the monthly payment of primary insurance benefits determined for a Participant by applying a salary scale, projected backwards, to the Participant’s pay as of any date of determination (the salary scale used will be the actual change in the average wages from year to year as determined by the Social Security Administration).

B1a and B1b will be determined without regard to:

(i)            The limit on compensation taken into account under the Associated Plan under Code § 401(a) (17); and

(ii)           The limit on the benefit accrued and payable under the Associate Plan under Code § 415(b).

If the Participant’s Separation from Service occurs on or after the date he attains age fifty-seven (57), or if the Supplemental Benefit is being determined before the Participant’s Separation from Service, but on or after the date he attains age fifty-seven (57), and the date of determination is before the Participant’s Normal Retirement Date, the single life annuity in B1a or B1b, as applicable, will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

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Age at Date
of Determination	Adjustment Percentage

64	100%
63	100%
62	100%
61	95%
60	90%
59	85%
58	80%
57	75%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above, or the Present Value of the deferred commencement single life annuity payable at the Participant’s Normal Retirement Date.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).

If the Participant’s Separation from Service occurs before the date the Participant attains age fifty-seven (57), and the date of determination is on or after the date he attains age fifty-seven (57) but before his Normal Retirement Date, the single life annuity in B1a or B1b, as applicable, will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

Age at Date
of Determination	Adjustment Percentage

64	92.87%
63	86.45%
62	80.65%
61	75.39%
60	70.61%
59	66.25%
58	62.27%
57	58.62%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above, or the Present Value of the deferred commencement single life annuity payable at the Participant’s Normal Retirement Date.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).

If the date of determination is before the date the Participant attains age fifty-seven (57), the single life annuity in B1a or B1b, as applicable, will be the single life annuity payable at the Participant’s Normal Retirement Date, and “B1” will equal the Present Value of such deferred commencement annuity.

If a Participant has elected to defer payment pursuant to the DISTRIBUTION ELECTION PROCEDURES SECTION of Article VI, resulting in his Supplemental Benefit commencing after his Normal Retirement Date, the single life annuity above will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

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Number of Years	Adjustment Percentage
That Follow Normal Retirement Date

1	106%
2	112%
3	119%
4	126%
5	134%
6	142%
7	150%
8	159%
9	169%
10	179%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).

For Other Participants:  In the case of any other Participant, “B1” equals the Present Value of the sum of B1c and B1d (subject to the adjustment described below if the date of determination is prior to the Participant’s Normal Retirement Date), where:

“B1c” =  The Participant’s Accrued Traditional Benefit in excess of the benefit derived under B1d; and

“B1d” =  In the case of a Participant who has an Accrued Traditional Benefit as of December 31, 2005, the greater of 1 or 2, where:

“1” =      The Participant’s Accrued Traditional Benefit, calculated as if the Participant’s Termination of Employment had occurred on December 31, 2005 (or earlier date of actual Termination of Employment); or

“2” =      The Participant’s top-hat formula benefit under B1b, above, calculated as if the Participant’s Termination of Employment had occurred on December 31, 2005 (or earlier date of actual Termination of Employment).

B1c and B1d will be determined without regard to:

(i)            The limit on compensation taken into account under the Associated Plan under Code § 401(a) (17); and

(ii)           The limit on the benefit accrued and payable under the Associate Plan under Code § 415(b).

If the Participant’s Separation from Service occurs on or after the date he attains age fifty-seven (57), or if the Supplemental Benefit is being determined before the Participant’s Separation from Service, but on or after the date he attains age fifty-seven (57), and the date of determination is before the Participant’s Normal Retirement Date, the single life annuity above will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

Age at Date	Adjustment Percentage	Adjustment Percentage
of Determination	For Benefit Under B1d	For Benefit Under B1c

64	100%	97%
63	100%	94%

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62	100%	91%
61	95%	88%
60	90%	85%
59	85%	82%
58	80%	79%
57	75%	75%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above, or the Present Value of the deferred commencement single life annuity payable at the Participant’s Normal Retirement Date.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).

If the Participant’s Separation from Service occurs before the date the Participant attains age fifty-seven (57), and the date of determination is on or after the date the Participant attains age fifty-seven (57) but before his Normal Retirement Date, the single life annuity above will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

Age at Date
of Determination	Adjustment Percentage

64	92.87%
63	86.45%
62	80.65%
61	75.39%
60	70.61%
59	66.25%
58	62.27%
57	58.62%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above, or the Present Value of the deferred commencement single life annuity payable at the Participant’s Normal Retirement Date.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).

If the date of determination is before the date the Participant attains age fifty-seven (57), the single life annuity in B1a or B1b, as applicable, will be the single life annuity payable at the Participant’s Normal Retirement Date, and “B1” will equal the Present Value of such deferred commencement annuity.

If a Participant has elected to defer payment pursuant to the DISTRIBUTION ELECTION PROCEDURES SECTION of Article VI, resulting in his Supplemental Benefit commencing after his Normal Retirement Date, the single life annuity above will be adjusted to equal the following percent of the single life annuity payable at the Participant’s Normal Retirement Date to derive an immediate commencement single life annuity:

Number of Years	Adjustment Percentage
That Follow Normal Retirement Date

1	106%
2	112%
3	119%
4	126%
5	134%

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6	142%
7	150%
8	159%
9	169%
10	179%

“B1” will then equal the greater of the Present Value of the immediate commencement annuity determined as adjusted above.

The above adjustment percentages shall be prorated for a partial year (to four decimal places and counting a partial month as a complete month).  Adjustment percentages for numbers of years beyond 10 shall be determined using a consistently applied equivalent method by expanding the table above

“B2” = The following amount, as applicable:

For Grandfathered Choice Participants:  In the case of a Grandfathered Choice Participant, “B2” equals the Present Value of B1a, above (subject to adjustment as described above if the date of determination is prior to the Participant’s Normal Retirement Date) but determined after taking into account the limits specified in (i) and (ii) above.

For Other Participants:  In the case of any other Participant, “B2” equal the Present Value of the sum of B1c and “1” under B1d, above (subject to adjustment as described above if the date of determination is prior to the Participant’s Normal Retirement Date), but determined after taking into account the limits specified in (i) and (ii) above

“B” will never be less than B1 minus B2 determined as if the Participant’s Termination of Employment had occurred on December 31, 2005 (or earlier date of actual Termination of Employment), reduced by the portion thereof subsequently provided under the Associated Plan.

For purposes of both B1 and B2, a single life annuity under B1a, B1b and B1d (but not B1c) used to derive a Present Value will be deemed to include an annual cost-of-living adjustment described in the Cost of Living Adjustment Assumption of the Associated Plan.

SECTION 3.02 — CASH BALANCE BENEFIT ENTITLEMENT.

A Participant will be entitled to a Cash Balance Benefit Supplement if the lump-sum amount described in “A” under the SUPPLEMENTAL BENEFIT SECTION of this Article is greater than the lump-sum amount described in “B” (or if “B” does not apply to the Participant).

A Participant who is entitled to a Cash Balance Benefit Supplement may receive his Supplemental Benefit upon the occurrence of a distribution event described in the DISTRIBUTION EVENTS SECTION of Article V and in accordance with the DISTRIBUTION ELECTION PROCEDURES SECTION of Article VI.

SECTION 3.03 — TRADITIONAL BENEFIT ENTITLEMENT.

A Participant will be entitled to a Traditional Benefit Supplement if the lump-sum amount described in “B” under the SUPPLEMENTAL BENEFIT SECTION of this Article is greater than the lump-sum amount described in “A”.

A Participant who is entitled to a Traditional Benefit Supplement may receive his Supplemental Benefit upon the occurrence of a distribution event described in the DISTRIBUTION EVENTS SECTION of Article V and in accordance with the DISTRIBUTION ELECTION PROCEDURES SECTION of Article VI.

SECTION 3.04 — REEMPLOYED PARTICIPANTS.

If a Participant has a Separation from Service and subsequently is reemployed with the Company or a Participating Controlled Group Member and again becomes an Active Participant in this Plan, his Supplemental Benefit for the period after he again becomes an Active Participant will be determined under “A” of the

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SUPPLEMENTAL BENEFIT SECTION of this Article, and any Supplemental Benefit attributable to his prior period of participation will be determined and paid as a separate benefit under the Plan.

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ARTICLE IV

VESTING

SECTION 4.01 — VESTING.

A Participant will be entitled to a Supplemental Benefit under this Plan only when he is Vested.  A Participant is Vested on the later of the date on which he has:

(a)          Completed three (3) years of Vesting Service; or

(b)          Been an Active Participant in this Plan for at least twelve (12) months.

SECTION 4.02 — FORFEITURE.

If a Participant has a Separation from Service before he is Vested, he will forfeit his Supplemental Benefit. However, if a Participant is subsequently rehired by the Company or a Participating Controlled Group Member and again becomes an Active Participant in the Plan, his Supplemental Benefit may be reinstated if that is the result under the Associated Plan and subject to the REEMPLOYED PARTICIPANTS SECTION of Article III.

ARTICLE V

DISTRIBUTION EVENTS

SECTION 5.01 — DISTRIBUTION EVENTS.

A Participant’s Cash Balance Benefit Supplement or Traditional Benefit Supplement will be distributed upon the first of the following distribution events to occur:

(a)          Fixed Date Distribution.  A Participant’s Supplemental Benefit will be payable as follows:

(i)            A Field Manager may specify a date upon which his entire Supplemental Benefit becomes payable; provided that, the date specified must be after he attains age sixty (60) but prior to the date on which he attains age sixty-five (65).

(ii)           A Participant who is not a Field Manager, and became eligible for the Plan prior to January 1, 2010, may specify a date upon which his entire Supplemental Benefit becomes payable; provided that, the date specified must be after he attains age sixty (60) but prior to the date on which he attains age sixty-five (65).  This distribution event is not available to a Participant who is not a Field Manager and who becomes eligible for the Plan on or after January 1, 2010.

(b)          Mandatory Distribution.  A Participant’s Supplemental Benefit will be payable as follows:

(i)            A Field Manager’s Supplemental Benefit becomes payable on the date he attains age sixty-five (65).

(ii)           A Participant who is not a Field Manager’s Supplemental Benefit becomes payable on the date he attains age sixty-five (65).  This distribution event is not available to a Participant who is not a Field Manager who becomes eligible for the Plan on or after January 1, 2010.

(c)          Separation from Service Distribution.  A Participant’s Supplemental Benefit becomes payable on the date he incurs a Separation from Service.

(d)          Disability Distribution.  In the event of  a Disability that occurs prior to January 1, 2010, a Participant’s Supplemental Benefit will be payable as follows:

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(i)           If the Participant was hired prior to January 1, 2002 and has ten (10) or more years of Vesting Service on the date he became Disabled, the Supplemental Benefit will be payable on the date the Participant’s attains age sixty-five (65).

(ii)         If the Participant was hired or rehired after January 1, 2002 or has less than 10 years of Vesting Service on the date he became Disabled, the Supplemental Benefit will be payable on the date that is twenty-nine (29) months following the date he becomes Disabled.

Disability will not be a distribution event if a Participant becomes Disabled on or after January 1, 2010.

(e)          Death Distribution.  A Participant’s Supplemental Benefit becomes payable after death as provided in the SURVIVOR BENEFITS PRIOR TO BENEFIT COMMENCEMENT DATE SECTION of Article VI.

(f)           Change of Control Distribution.  A Participant’s Supplemental Benefit becomes payable on the last day of the month on or after the date of a Change of Control.

If a Participant is not Vested as of a distribution date specified in paragraph (a) or (b), payment will not be made unless and until the Participant is Vested.  Also, a distribution to a Participant who is a Specified Employee upon a distribution event specified in paragraph (c) will be delayed as provided in the SPECIFIED EMPLOYEE SECTION of Article VII.

If a Participant remains an Active Participant in the Plan after a distribution is made (or has started) under a date specified in paragraph (a), (b) or (f), any subsequent accruals after such date will be accumulated and paid as of the next distribution event to occur in accordance with the elections made by the Participant with respect to his Supplemental Benefit and the terms of the Plan, reduced by what was previously paid under paragraph (a), (b) or (f), as applicable.

SECTION 5.02 — ACCELERATION UPON CHANGE OF CONTROL.

If a Change of Control occurs while a Participant is receiving annuity payments (or is scheduled to commence such payments) and the Participant had elected a more rapid payment schedule to apply in the event of a Change of Control (for example, a lump-sum payment), the more rapid payment schedule will apply following the Change of Control.  A  lump-sum payment of the remaining payments due under an annuity following a Change of Control will equal the present value of the payments remaining due under the annuity payment form being paid, with present value determined using the following actuarial assumptions:  Interest – the average of (a) and (b), where: a) 50% allocation to S & P 500 returns (geometric average over 50 years) pulled from Wilshire Compass Service and (b) 50% allocation to the single effective rate for IRC 417(e)(3)(D) segment rates for an age 65 life annuity that are applicable for the plan year of distribution (Average monthly segment rates for September – November of the calendar year prior to the calendar year of distribution). Mortality Assumption – IRC 417(e)(3)(B) mortality table used under the Associated Plan  An accelerated annuity payable following a Change in Control will be the Actuarial Equivalent of the remaining payments due in the annuity payment form then being paid.

SECTION 5.03 — CASH-OUT OF SMALL BENEFITS.

If the present value of the Participant’s Supplemental Benefit does not exceed the applicable dollar amount then in effect under Code § 402(g)(1)(B) at his Benefit Commencement Date, then the Participant will be paid such present value in a single lump-sum distribution in full settlement of all obligations under the Plan.  Also, if the present value of the Participant’s Supplemental Benefit under this Plan, together with his benefits under all other Aggregated Plans maintained by the Company or a Controlled Group Member does not exceed the applicable dollar amount then in effect under Code § 402(g)(1)(B) as of his Benefit Commencement Date or any later date, then the Administrator may in its sole and absolute discretion direct that the Participant be paid such present value, plus his entire interest under all Aggregated Plans, in a single-sum distribution in full settlement of all obligations under the Plan and such other plans.  The Administrator may in its sole and absolute discretion direct that such present value will be paid in a single-sum distribution in full settlement of all obligations under the Plan.  For this purpose, present value will be determined using the following actuarial assumptions:  Interest – the average of (a) and (b), where: a) 50% allocation to S & P 500 returns (geometric

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average over 50 years) pulled from Wilshire Compass Service and (b) 50% allocation to the single effective rate for IRC 417(e)(3)(D) segment rates for an age 65 life annuity that are applicable for the plan year of distribution (Average monthly segment rates for September – November of the calendar year prior to the calendar year of distribution). Mortality Assumption – IRC 417(e)(3)(B) mortality table used under the Associated Plan

ARTICLE VI

DISTRIBUTION OPTIONS

SECTION 6.01 — FORM OF DISTRIBUTION.

A Participant may elect to receive a distribution in any of the following forms (subject to the CASH-OUT OF SMALL BENEFITS SECTION of Article V):

(a)          A single lump-sum payment; or

(b)          An annuity, the form of which will be elected before the Benefit Commencement Date from among one of the following actuarially equivalent payment forms:

(i)          A single life annuity;

(ii)         A single life annuity with a term-certain period of sixty (60), one-hundred and twenty (120) or one-hundred and eighty (180) months, as elected by the Participant; or

(iii)        A joint and survivor annuity and with a survivor percentage of fifty percent (50%), sixty-six and two-thirds percent (66-2/3%) or one-hundred percent (100%), as elected by the Participant.

If an annuity is elected, the Benefit Commencement Date will be the later of age 57 or the date of the distribution event under the DISTRIBUTION EVENTS SECTION of Article V.

If an annuity is elected, and at the Benefit Commencement Date the Participant fails to elect the form of annuity, the distribution shall be paid in a form of annuity determined as follows:

(a)          If the Participant is married on the Benefit Commencement Date, the form of annuity shall be  a joint and survivor annuity with a survivor percentage of fifty percent (50%).

(b)          If the Participant is single on the Benefit Commencement Date, the form of annuity shall be a single life annuity.

SECTION 6.02 — CALCULATION OF LUMP-SUM PAYMENTS.

In the case of a Participant who is entitled to a Cash Balance Benefit Supplement, a single lump-sum payment under paragraph (a) of the FORM OF DISTRIBUTION SECTION of this Article will equal ”A”, as determined under the SUPPLEMENTAL BENEFIT SECTION of Article III.

In the case of a Participant who is entitled to a Traditional Benefit Supplement,  a single lump-sum payment under paragraph (a) of the FORM OF DISTRIBUTION SECTION of this Article will equal the amount determined in paragraph (a) or (b) below, as applicable; provided that, in no event will the lump-sum payment be less than A1 minus A2, as determined under the SUPPLEMENTAL BENEFIT SECTION of Article III:

(a)          If the date of determination is on or after the Participant attains age fifty-seven (57), the single lump-sum payment will equal the present value of the immediate single life annuity that would be payable as of such date as provided in the CALCULATION OF ANNUITY PAYMENTS SECTION of this Article; or

(b)          If the date of determination is before the Participant attains age fifty-seven (57), the single lump-sum payment will equal the present value of a deferred single life annuity payable as of the last day of the

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month on or after which the Participant will attain age fifty-seven (57) with monthly payments equal to 58.62% of the single life annuity payable at the Participant’s Normal Retirement Date, as determined in “B” of the SUPPLEMENTAL BENEFIT SECTION of Article III.

For this purpose, present value will be determined using the following actuarial assumptions:  Interest – the average of (a) and (b), where:  a) 50% allocation to S & P 500 returns (geometric average over 50 years) pulled from Wilshire Compass Service and (b) 50% allocation to the single effective rate for IRC 417(e)(3)(D) segment rates for an age 65 life annuity that are applicable for the plan year of distribution (Average monthly segment rates for September – November of the calendar year prior to the calendar year of distribution). Mortality Assumption – IRC 417(e)(3)(B) mortality table used under the Associated Plan.

A single life annuity under B1a, B1b and B1d (but not B1c) of the SUPPLEMENTAL BENEFIT SECTION of Article III used to derive a present value will be deemed to include an annual cost-of-living adjustment equal to 75% of the difference in yields between 20-year Treasury Inflation Protected Securities (TIPS) and 20-year Treasury constant maturities (using the average for September, October and November of the calendar year prior to distribution).

SECTION 6.03 — CALCULATION OF ANNUITY PAYMENTS.

In the case of a Participant who is entitled to a Cash Balance Benefit Supplement, an annuity under paragraphs (b)(i), (b)(ii) or (b)(iii) of the FORM OF DISTRIBUTION SECTION of this Article will be the Actuarial Equivalent of the single lump-sum payment under paragraph (a) of the FORM OF DISTRIBUTION SECTION of this Article.

In the case of a Participant who is entitled to a Traditional Benefit Supplement,  the single life annuity payable under paragraph (b) of the FORM OF DISTRIBUTION SECTION of this Article will be determined as follows:

(a)          If the date of determination is on or after the Participant’s Normal Retirement Date, the single life annuity will be determined as provided in “B” of the SUPPLEMENTAL BENEFIT SECTION of Article III (without adjustment for early commencement).

(b)          If the date of determination is on or after the Participant attains age fifty-seven (57), but before his Normal Retirement Date, the single life annuity will be determined as provided in “B” of the SUPPLEMENTAL BENEFIT SECTION of Article III, adjusted to an immediate commencement annuity using the applicable factors specified therein.

In the case of a Participant who is entitled to a Traditional Benefit Supplement, an annuity under paragraphs (b)(ii) or (b)(iii) of the FORM OF DISTRIBUTION SECTION of this Article will be the Actuarial Equivalent of the single life annuity calculated above.

A annuity under B1a, B1b and B1d (but not B1c) of the SUPPLEMENTAL BENEFIT SECTION of Article III will include a cost-of-living adjustment in the same manner as provided under the Associated Plan.

An annuity payment stream will be treated as a single payment (made at the first scheduled payment date) for purposes of Code § 409A.

SECTION 6.04 — SURVIVOR BENEFITS PRIOR TO BENEFIT COMMENCEMENT DATE.

If a Participant is Vested and dies prior to his Benefit Commencement Date, his Beneficiary will be entitled to a survivor benefit under the Plan in an amount determined as follows:

(a)          If the Participant is entitled to a Cash Balance Benefit Supplement,  and elected a single lump sum payment, the survivor benefit payable to the Beneficiary will be the single lump-sum payment amount described in paragraph (a) of the FORM OF DISTRIBUTION SECTION of this Article.   If the Participant elected an annuity, the single sum lump payment will be converted to an annuity as described in Section 3.02.  The Beneficiary will begin receiving the annuity on the later of 1) the date the Participant’s would have attained age 57 or 2) the date of the Participant’s death.

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(b)         If the Participant is entitled to a Traditional Benefit Supplement, the survivor benefit will be the survivor annuity benefit that would have been payable if the Participant had started his Traditional Benefit Supplement in the form of joint and survivor annuity with a survivor percentage of fifty percent (50%) immediately prior to his death, and then died after the start of such annuity; however, the survivor benefit shall never be less than the survivor benefit that would have been paid under paragraph (a) of this SURVIVOR BENEFITS PRIOR TO BENEFIT COMMENCEMENT DATE SECTION.

The survivor benefit will be paid or commence to the Beneficiary on the death of the Participant consistent with the TIME OF DISTRIBUTION SECTION of Article VII.  Notwithstanding the above, an annuity under (a) or (b) is an available payment form only if the commencement date of survivor benefit is at or after the date the Participant would have attained age fifty-seven (57).  If the Participant would have not yet attained age fifty-seven (57) and an annuity was elected as the payment form, the survivor will begin receiving the annuity on the date the Participant would have attained age fifty-seven (57).

SECTION 6.05 — DISTRIBUTION ELECTION PROCEDURES.

An election regarding the form of payment under the Plan must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Administrator.  A distribution election will be effective only if it is received in properly completed form by the Administrator as part of the Participant’s first enrollment in the Plan, and will be irrevocable after the expiration of the initial enrollment period; except that, a Participant who has elected (or is defaulted to) an annuity may elect an annuity form of payment prior to the Benefit Commencement Date.

A Participant will be allowed a separate payment form election to apply in the case of each event specified in the DISTRIBUTION EVENTS SECTION of Article V.  Further, with respect to each event specified in the DISTRIBUTION EVENTS SECTION of Article V (other than a Fixed Date Distribution), a Participant will be allowed to specify a different payment form that will apply if the event occurs before or after an age specified by the Participant as part of his election.

In accordance with the requirements and procedures prescribed by the Administrator, a Participant may elect to defer payment (one time only with respect to each distribution event specified in the DISTRIBUTION EVENTS SECTION of Article V), provided that:

(a)          The election to defer must be received in properly completed form by the Administrator at least twelve (12) months prior to the distribution event; and

(b)          The deferral must be for at least five (5) years from the originally scheduled payment date, provided that this requirement will not apply to an election to defer payment upon death.

Notwithstanding the timing requirements that would otherwise apply above, a Participant may change his form of payment election from any of the options specified in the FORM OF DISTRIBUTION SECTION of this Article provided that the Participant makes a new payment election by December 31, 2008.  Any election made during the period from January 1, 2008, through December 31, 2008, will apply only to amounts that would not otherwise be payable in 2008, and will not apply to the extent that the election change would cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

SECTION 6.06 — DEFAULT ELECTION.

If a Participant fails to file a distribution election, the distribution will be made in the form of an annuity under the FORM OF DISTRIBUTION SECTION of this Article.

SECTION 6.07 — SURVIVOR BENEFITS IN EVENT OF DEATH AFTER ANNUITY COMMENCMENT.

If a Participant elects an annuity with a survivor component as an optional form of payment and dies after commencement of such annuity, payments will continue consistent with the form of payment being received by the Participant.  If the annuity elected by the Participant does not have a survivor component (e.g., a single life annuity), then no survivor benefits are payable to anyone if the Participant dies after payment or commencement of his Supplemental Benefit.

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ARTICLE VII

TIMING OF DISTRIBUTION

SECTION 7.01 — TIME OF DISTRIBUTION.

The Administrator, in its sole discretion, if it deems it necessary or appropriate for administrative reasons, may defer any payment to a date later than the scheduled payment date within the calendar year or, if later, to the fifteenth (15th) day of the third calendar month following the scheduled payment date, without adjustment for deferred payment of any installment or annuity.

SECTION 7.02 — SPECIFIED EMPLOYEE.

A distribution made due to a Separation from Service of a Participant who is a Specified Employee on the Separation from Service date will not under any circumstances be made prior to the first business day that is six (6) months and one (1) day following the Participant’s Separation from Service, except in the case of an intervening death of the Participant as provided in Article VI.  However, this delayed payment requirement does not apply to any distribution event other than Separation from Service.  In the event of a delayed payment to a Specified Employee, the last day of the calendar month following the Participant’s Separation from Service will be treated as the “scheduled payment date or “date of determination” for purposes of calculating any Supplemental Benefit under this Plan, and the first payment made as of the first business day that is six (6) months and one (1) day following the Participant’s Separation from Service will include any catch-up payment of all monthly payments, if applicable, that would have been made to the Participant (without any adjustment for interest or earnings) from the first day of the calendar month following the Participant’s Separation from Service.

SECTION 7.03 — DISTRIBUTIONS PURSUANT TO A DOMESTIC RELATIONS ORDER.

The Plan permits the benefits actually payable to a Participant to be divided with a spouse or former spouse of the Participant who meets the definition of alternate payee under ERISA § 206(d) provided that the Administrator determines that the domestic relations order meets the criteria of a qualified domestic relations order, as defined in ERISA § 206(d).  Such domestic relations order may provide for a distribution to an alternate payee prior to payment (or commencement) of a benefit to a Participant, in the form of a single lump sum payment.  The Administrator’s determination that a domestic relations order meets the requirements of ERISA § 206(d) will result in a distribution event and lump sum payment for the alternate payee and the timing requirements of Section 7.01 will apply.  However, once an annuity form of benefit has commenced, the alternate payee shall not be able to receive a separate interest and will have a shared interest in the Participant’s benefit as provided by the domestic relations order, consistent with the form of measuring life used for the annuity.

The Administrator will establish reasonable procedures to determine whether a domestic relations order meets the criteria of ERISA § 206(d).  Upon receiving a domestic relations order, the Administrator promptly will notify the Participant and an alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the status of the order.  Within a reasonable period of time after receiving the domestic relations order, the Administrator will determine the status of the order and will notify the Participant and each alternate payee, in writing, of its determination.  The Administrator will provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order.

If any portion of the Participant's benefit under this Plan is payable during the period the Administrator is making its determination of the status of the domestic relations order, a separate accounting will be made of the amount payable.  If the Administrator determines the order is a domestic relations order within the criteria of ERISA § 206(d) within the calendar year in which amounts are first payable following receipt of the order or, if later, before the fifteenth (15th) day of the third calendar month following the scheduled payment date, the payable amounts will be distributed in accordance with the order.  If the Administrator does not make its determination of the status of the order within such period, the payable amounts will be distributed in the manner the Plan would distribute if the order did not exist and the order will apply prospectively if the Administrator later determines the order meets the criteria of ERISA § 206(d).

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The Plan will make payments or distributions required under this section by separate benefit checks or other separate distribution to the alternate payee and report the payments accordingly, provided however, that the Administrator may report distributions as income to the Participant for federal income tax and/or Social Security or other withholding purposes as it determines to be consistent with the requirements of the Code.

SECTION 7.04 — RIGHT OF OFFSET.

Notwithstanding any other provisions of this Plan, the Company reserves the right to withhold and setoff from any distribution or payment that is due and payable to a Participant or Beneficiary under the Plan any amount owed to the Company or any Controlled Group Member by the Participant, whether such obligation is matured or unmatured and however arising, at the time of (and with priority over) any such distribution or payment to the extent that the retention or exercise of such right does not have adverse tax consequences to the Participant or Beneficiary under Code § 409A.  Further, the Company reserves the right to withhold and setoff from the actuarial value of the Participant’s Supplemental Benefit (even if a payment or distribution is not then due and payable) any amount owed to the Company or any Controlled Group Member by the Participant as satisfaction of such obligation of the Participant, where such obligation is incurred in the ordinary course of the service relationship between the Participant and the Company or Controlled Group Member, the amount of reduction in any of the Company’s or Controlled Group Member’s taxable years does not exceed five-thousand dollars ($5,000), and the entire reduction is made at the same time and in the same amount as the obligation otherwise would have been due and collected from the Participant.

The Administrator may exercise the Company’s rights under this section.

SECTION 7.05 — DELAY OF PAYMENT UNDER CERTAIN CIRCUMSTANCES.

Any payment due under the Plan as of a distribution event specified in the DISTRIBUTION EVENTS SECTION of Article V may be delayed at the discretion of the Administrator to the extent that the Administrator reasonably anticipates that if the payment were made as scheduled:

(a)         a deduction with respect to such payment would not be permitted to Principal Financial Group due to the application of Code § 162(m).  The payment will be made during the taxable year in which the Administrator reasonably anticipates or should reasonably anticipate that if the payment is made during such year, the deduction of such payment will be deductible under Code § 162(m); or

(b)         the making of the payment will violate federal securities laws or other applicable law.  The payment will be made at the earliest date at which the Administrator reasonably anticipates that the making of the payment will not cause such violation.

Any payment so delayed will be deemed to have been paid in accordance with this Article (including any delay specified therein in the case of a Specified Employee).

SECTION 7.06 — PAYMENT OF EMPLOYMENT TAXES.

Notwithstanding any other provision of the Plan, the time or schedule of a payment may be accelerated, or a payment may be made under the Plan, to pay the Federal Insurance Contribution Act (FICA) tax imposed under Code §§ 3101, 3121(a), and 3121(v)(2), where applicable, on compensation deferred under the Plan (“FICA Amount”).  Additionally, the time or schedule of a payment may be accelerated, or a payment may be made under the Plan, to pay the income tax at source on wages imposed under Code § 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code § 3401 wages and taxes.  However, the total payment under this provision must not exceed the aggregate of the FICA Amount, and the income tax withholding related to such FICA Amount.

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ARTICLE VIII

ADMINISTRATION OF PLAN

SECTION 8.01 — ADMINISTRATION.

The Administrator of the Plan has authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  Other parties responsible for duties with respect to this Plan include the following:

(a)         Board or its Human Resources Committee. The Board or its Human Resources Committee is responsible for overseeing, generally, and performing nondiscretionary functions with respect to the Plan, except to the extent such authority has been delegated to a Company committee.  The Human Resources Committee is responsible for recommending to the Board the amendment of the Plan, except that appropriate officers of the Company or Principal Life are authorized to make amendments to the Plan on an ongoing basis as they deem advisable to facilitate the administration of the Plan without substantially altering the level of benefits provided or the cost of the Plan to the Company, or to conform the Plan to applicable laws or regulations; provided such amendments are reviewed by the Corporate Management Committee.

(b)         Corporate Management Committee.  The Corporate Management Committee is responsible for receiving reports and reviewing the recommendations of Principal Life’s Human Resources Department staff and recommending amendments of the Plan.  The Corporate Management Committee is responsible for acting as required by the Plan and reporting such actions to the Administrator and to the Human Resources Committee, as required by either.

(c)         Benefit Plans Investment Committee.  The Benefit Plans Investment Committee of Principal Life is responsible for all investment matters relating to the Plan, including the investment of assets that may (but are not required to be) set aside to hedge liabilities resulting from the Plan, and actual investment of the rabbi trust, including the selection and monitoring of investment providers (including the Trustee) with respect to the Plan.  Members of the Benefit Plans Investment Committee will be appointed by the Chief Executive Officer of Principal Life.

Day-to-day administrative duties with respect to the Plan will be performed by the Human Resources Department of Principal Life.

SECTION 8.02 — CORRECTION OF ERRORS AND DUTY TO REVIEW INFORMATION.

Errors may occur in the operation and administration of the Plan.  The Administrator reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary benefits), which will be final and binding on the Participant or Beneficiary.

Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his elections under the Plan (for example, to review benefit statements to make sure investment elections are being implemented appropriately, to review Plan booklets and prospectuses, etc.) and to notify the Administrator of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within a reasonable period of time after such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically).  If the Participant or Beneficiary fails to review any information or fails to notify the Administrator of any error within such reasonable period of time, he will not be able to bring any claim seeking relief or damages based on the error.  If the Administrator is notified of an alleged error within a reasonable period of time,  the Administrator will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred.  If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he may file a formal claim under the claims procedures under the CLAIMS PROCEDURES SECTION of this Article.

The Administrator may exercise the Company’s rights under this section.

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SECTION 8.03 — CLAIMS PROCEDURES.

If a Participant or Beneficiary does not feel as if he has received full payment of the benefit due such person under the Plan, the Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit.  The Vice President and Chief Operating Officer of the Human Resources department of Principal Life will ordinarily determine the validity of and communicate a decision regarding the claim within ninety (90) days after the date of the claim.  If additional information is necessary to make a determination on a claim, the claimant will be advised of the need for such additional information within forty-five (45) days after the date of the claim.  The claimant will have up to one hundred and eighty (180) days to supplement the claim information, and the claimant will be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. A claim is considered approved only if its approval is communicated in writing to the claimant.

A claim for benefits which is denied will be denied by written notice setting forth in a manner calculated to be understood by the claimant:

(a)          The specific reason or reasons for the denial, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(b)          A description of any additional material or information that is necessary to process the claim; and

(c)          An explanation of the procedure for further reviewing the denial of the claim and applicable time limit, including a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an adverse benefit determination on review.

Within sixty (60) days after the receipt of a denial on a claim, a claimant or his authorized representative may file a written request for an appeal of such denial.  Such appeal will be undertaken by the most senior Human Resources Leader of Principal Life and will be a full and fair review. The claimant will have the right to review all pertinent documents. If the claimant fails to file an appeal within 60 days of receipt of the denial on a claim, the claim will be deemed abandoned and the claimant precluded from reasserting it.

The most senior Human Resources Leader of Principal Life will issue a decision not later than sixty (60) days after receipt of the appeal from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision will be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s appeal request .  The decision on appeal will be in writing in a manner calculated to be understood by the claimant and will clearly set forth:

(a)  The specific reason or reasons for the adverse determination, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based.

(b)  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to an copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(c)  a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures as well as a statement of the claimant’s right to bring an action under ERISA §502(a).

Decisions reached under these claims and appeals procedures shall be binding on all parties, including any Beneficiary or other person claiming through a Participant.  Any legal action for benefits under the Plan may not be brought unless and until the claimant has exhausted his remedies under these procedures.   In any such legal action, the claimant may be allowed to only present evidence and theories which the claimant presented during the claims and appeals process.  Any claims which the claimant does not in good faith pursue through the appeal stage of the procedure may be treated as having been irrevocably waived.

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Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on appeal by the most senior Human Resources Leader of Principal Life.  The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

The Participant will be solely responsible for taking prompt actions in the event of disputed payments as necessary to avoid any adverse tax consequences under Code § 409A, even if action is required to be taken under Code § 409A in a more timely manner than is required under this CLAIMS PROCEDURES SECTION.

Claims for benefits upon a Disability shall be determined in accordance with the rules for determining disability claims under DOL Regulation §2560.503-1, which is hereby incorporated by reference.

SECTION 8.04 — INDEMNIFICATION.

Each officer or employee responsible for the administration or operation of the Plan and each member of the Benefit Plans Investment Committee shall be indemnified and held harmless by the Company or Participating Controlled Group Member against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act.

SECTION 8.05 — EXERCISE OF AUTHORITY.

The Company, the Administrator, the Corporate Management Committee, the Benefit Plans Investment Committee, and any other person or body who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his full discretion.  This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration.  The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

SECTION 8.06 — TELEPHONIC OR ELECTRONIC NOTICES AND TRANSACTIONS.

Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary, may be by means of voice response, Internet, or other electronic system to the extent so authorized by the Administrator.

SECTION 8.07 — REIMBURSEMENT OF LEGAL FEES.

If a Participant’s or Beneficiary’s claim for benefits under this Plan is denied pursuant to the CLAIMS PROCEDURES SECTION of this Article, the Company will be required to reimburse a Participant or Beneficiary who files a suit against the Company and prevails.  Any such reimbursement of legal fees shall otherwise be made no later than the March 15th immediately following the year the Participant or Beneficiary obtains the right to reimbursement which is no longer subject to a substantial risk of forfeiture.

SECTION 8.08 – TRUSTEE CONTROL UPON COMMENCEMENT OF BENEFIT PAYMENTS.

Upon the commencement of a distribution of benefits to any Participant under this Plan, the Administrator will provide the trustee of a rabbi trust, which may be used as a funding vehicle for the benefits due under the Plan, with written directions regarding the time and form of payments due to each Participant pursuant to this Plan.  Any directions provided by the Administrator to the trustee will be irrevocable except to the extent the Administrator has provided the trustee with satisfactory evidence that:

(a)          the schedule provided by the Administrator contains an error with respect to the amount or time of payment to the Participant (in which case the Administrator will correct the error);

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(b)          the payment due to the Participant has been paid directly by the Company or a Controlled Group Member;

(c)          the Company has a right of setoff against a scheduled payment under the RIGHT OF OFFSET SECTION of Article VII which cannot be satisfied from any other source; or

(d)          the Participant has engaged in felony conduct detrimental to the business of the Company or a Participating Controlled Group Member.

The trustee will be obligated to follow a direction on file with it only to the extent of the assets held in the trust, and the trustee will have no obligation to seek funding of the trust from the Company or any Controlled Group Member.

ARTICLE IX

CONTRACTUAL OBLIGATIONS AND FUNDING

SECTION 9.01 — CONTRACTUAL OBLIGATIONS.

The Plan creates a contractual obligation on the part of the Company and each Participating Controlled Group Member, other than Principal Life, to provide benefits as set forth in the Plan with respect to:

(a)          Participants who are employed with the Company or that Participating Controlled Group Member, other than Principal Life;

(b)          Participants who were employed with the Company or that Participating Controlled Group Member, other than Principal Life, prior to Separation from Service; and

(c)          Beneficiaries of the Participants described in (a) and (b).

For purposes of this section, employees of Principal Life shall be treated as employees of the Company.

A Participating Controlled Group Member is not responsible for (and has no contractual obligation with respect to) benefits payable to a Participant who is or was employed with the Company or another Participating Controlled Group Member.  If a Participant is employed with two or more employers (the Company and a Participating Controlled Group Member, or two or more Participating Controlled Group Members, etc.), either concurrently or at different times, each will be responsible for the Supplemental Benefit that accrued with respect to the period while the Participant was employed with that employer.

The Company will guarantee and assume secondary liability for the contractual commitment of each Participating Controlled Group Member, other than Principal Life, under this section.  Principal Life will guarantee and assume secondary liability for the contractual commitment of the Company and each Participating Controlled Group Member.

In the event an employer ceases to be a Controlled Group Member with respect to the Company by reason of a stock sale, merger or similar corporate transaction involving an unrelated third party, the contractual obligation and liability for benefits that rested with such employer prior to the transaction will be retained by such employer (or its successor in interest) after it ceases to be a Controlled Group Member, unless the employer transfers such contractual obligation and liability with the consent of the affected Participant.  For any Participant who remains employed with an employer after it ceases to be a Controlled Group Member by reason of a sale of stock of such employer or its direct or indirect parent company, or similar corporate transaction, a Separation from Service will not have occurred solely as a result of such transaction

In the event of a sale of substantial assets (such as a location or division, or substantially all assets of a trade or business) of the Company or a Controlled Group Member to an unrelated buyer, the Company or Controlled Group Member and the buyer may, with the consent of the Participant, agree to transfer the contractual obligation and liability for benefits with respect to any Participant who becomes an employee of the buyer or an affiliate of the buyer upon the closing or in connection with such transaction.  In such case, if agreed to by both the Company or Controlled Group Member and the buyer, the transaction will not be deemed to

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constitute a Separation from Service and benefits thereafter will be paid in accordance with the terms of the Plan or a successor plan established by the buyer or an affiliate in a manner consistent with Code § 409A.

SECTION 9.02 — FUNDING.

The Company has established a “rabbi” trust to serve as a funding vehicle for benefits payable under the Plan.  However, neither the Company nor any Controlled Group Member will have any obligation to fund such trust.

Neither the Company nor any Controlled Group Member will transfer or contribute any funds to any rabbi trust during any “restricted period,” as defined in Code § 409A(b)(3)(B).  If any funds are transferred or contributed during a restricted period and the Administrator certifies in writing that such transfer or contribution was disallowed under this provision, the funds will be deemed to have been transferred or contributed under a mistake of fact and will be returned to the Company or the Controlled Group Member, along with any earnings allocable to such funds, regardless of whether the rabbi trust’s terms establish it as revocable or irrevocable.  Further, the assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Code § 409A (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of the Company or any Controlled Group Member).

The establishment and funding of the rabbi trust will not affect the contractual obligations of the Company and Participating Controlled Group Members under the CONTRACTUAL OBLIGATIONS SECTION of this Article, except that such obligations with respect to any Participant or Beneficiary will be offset to the extent that payments are actually made from the trust to such Participant or Beneficiary.  In the case of any transfer of contractual obligations outside of the Controlled Group Members (including by sale of the stock of a Controlled Group Member such that it no longer remains such) under the CONTRACTUAL OBLIGATIONS SECTION of this Article, the parties may arrange for a transfer of assets to a rabbi trust maintained by the buyer or an affiliate of the buyer.

Any rabbi trust used to fund benefits payable under this Plan may be used to fund benefits payable under any other non-qualified deferred compensation plan maintained by the Company or a Participating Controlled Group Member, whether existing or established in the future.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 — AMENDMENT AND TERMINATION.

The Company has the right to amend this Plan.  A Participating Controlled Group Member does not have the right to amend the Plan.  The Plan can be amended or terminated at any time and for any reason by action of the following:

(a)         The Board or the Human Resources Committee of the Board may terminate the Plan or adopt any amendment to the Plan, and any amendment that has a material negative cost effect on the Company is reserved to the Board or its Human Resources Committee.

(b)         Appropriate officers of Principal Life are authorized to make amendments to the Plan on an ongoing basis as they deem advisable to facilitate the administration of the Plan without substantially altering the level of benefits provided or the cost of the Plan to the Company, or to conform the Plan to applicable laws or regulations; provided such amendments are reviewed by the Corporate Management Committee.

No action by any person, body or committee with amendment authority will constitute an amendment to the Plan unless it is expressly designated as an amendment to the Plan or except as provided in the MODIFICATION BY EMPLOYMENT OR SIMILAR AGREEMENT SECTION of this Article.

The Board, Human Resources Committee, or the appropriate officers of Principal Life generally will determine the effective date of any amendment or termination of the Plan.  However, if Code § 409A requires a delayed

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effective date (for example, if an amendment changes a deferral rule in a way that must be delayed for twelve (12) months), then the amendment will be effective as of the later of the date determined by the Board, Human Resources Committee, or the appropriate officers of Principal Life;  or the earliest effective date allowed under Code § 409A.

The Plan may not be amended in a manner that has the effect of reducing the balance or vested percentage of any Participant’s or Beneficiary’s benefits.  This will not prohibit an amendment that reduces or eliminates the benefit accrued and payable under this Plan and shifts the liability for such benefit to another nonqualified retirement plan maintained by the Company or a Controlled Group Member, or any successor, or an amendment that is required by law or for which the failure to adopt the amendment would have adverse tax consequences to the Participants affected by such amendment (as determined by the Administrator).

The Board or the Human Resources Committee may terminate the Plan and provide for the acceleration and liquidation of all benefits remaining due under the Plan pursuant to Treas. Reg. Section 1.409A-3(j)(4)(ix).  If such a termination and liquidation occurs, all accruals under the Plan will be discontinued (and all Active Participants will cease to be Active Participants) as of the termination date established by the Board or Human Resources Committee, and benefits remaining due will be paid in a lump-sum at the time specified by the Board or Human Resources Committee as part of the action terminating the Plan and consistent with Treas. Reg. § 1.409A-3(j)(4)(ix).  The Board or Human Resources Committee also may terminate the Plan other than pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix).  In the event of such other termination, all accruals under the Plan will be discontinued (and all Active Participants will cease to be Active Participants) as of the end of the Plan Year, but all benefits remaining payable under the Plan will be paid at the same time and in the same form as if the termination had not occurred – that is, the termination will not result in any acceleration of any distribution under the Plan.

SECTION 10.02 — MODIFICATION BY EMPLOYMENT OR SIMILAR AGREEMENT.

The Company or a Participating Controlled Group Member may be a party to an employment or similar agreement with a Participant, the terms of which may enhance or modify in some respect the benefits provided under this Plan, including, but not necessarily limited to, an enhancement to or modification of the benefit amount, payment forms and/or other rights and features of the Plan.  The Plan consists only of this document and other documents contemplated under this document, but not including such employment or similar agreement. Accordingly, any contractual rights that a Participant may have to any enhancement or modification called for under an employment or similar agreement are rights that derive from such agreement and not directly from the Plan.  Nonetheless, the Plan will be applied in a manner that takes into account any enhancements or modifications called for under an enforceable employment or similar agreement as if such provisions were part of the Plan; provided that, no change can be made to the Plan by means of an employment or similar agreement that would not have been allowed by means of an amendment to the Plan (for example, an amendment inconsistent with Code § 409A).

SECTION 10.03 — EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee in the Eligible Group the right to be retained in the Company's or Controlled Group Member’s employ or to interfere with the Company's or Controlled Group Member’s right to discharge any Employee.

SECTION 10.04 — RIGHTS TO PLAN ASSETS; TAX CONSEQUENCES.

Neither the Company nor any Controlled Group Member will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of the Company or Controlled Group Member that employs (or employed) the Participant.

Neither the Company nor any Controlled Group Member is making any representations or promises as to the tax consequences of participation in the Plan.  Each Participant (and Beneficiary) shall be solely responsible for such consequences.

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SECTION 10.05 — BENEFICIARIES.

A Participant may designate any person (natural or otherwise, including a trust) as his Beneficiary to receive the survivor benefit (if any) payable when he/she dies, and may change or revoke a designation previously made without the consent of any Beneficiary.  If a Beneficiary designation is not on file, or if no designated Beneficiary survives the Participant, the Beneficiary will be the person designated by the Participant under the Associated Plan or, in the absence of a designation, the default Beneficiary under the Associated Plan.  If a primary Beneficiary becomes entitled to a survivor benefit upon the death of a Participant but dies prior to complete distribution of such benefit, the remaining benefit will be paid to any contingent Beneficiary designated by the Participant, or if there is no surviving contingent Beneficiary, the remaining benefit will be paid to the estate of the primary Beneficiary.

A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Administrator.  A Beneficiary designation will be effective (and will revoke all prior designations) if it is received by the Administrator (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant.

SECTION 10.06 — STATEMENTS.

The Administrator may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefits statements.

The Administrator may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or Beneficiary with respect to the Plan.  Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify the Administrator of any error that appears on such statement within a reasonable period of time after such statement is provided or made available to the Participant or Beneficiary (for example, the date the statement is sent by mail, or the date the statement is provided or made available electronically).  If a Participant or Beneficiary fails to review a benefit statement or fails to notify the Administrator of any error that appears on such statement within such reasonable period of time, he will not be able to bring any claim seeking relief or damages based on the error.

SECTION 10.07 — NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant or Beneficiary.  A Participant or Beneficiary does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.  The preceding sentences will also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, except as provided in the DISTRIBUTION PURSUANT TO DOMESTIC RELATIONS ORDER SECTION of Article VII.

SECTION 10.08 — CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Company has its principal office.  In case any provision of this Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of this Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 10.09 — WORD USAGE.

The masculine gender, where used in this Plan, will include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

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This Amended and Restated Principal Financial Group Nonqualified Defined Benefit Plan for Employees is executed this 20th day of December 2018.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Tammy DeHaai
Tammy DeHaai
Vice President, Human Resources

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ATTACHMENT A

PARTICIPATING CONTROLLED GROUP MEMBERS

Principal International, Inc.	May 25, 1990

Delaware Charter Guarantee & Trust Company	January 1, 1995

Principal Life Insurance Company	Since inception

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